Exhibit 99.1

PRESS RELEASE May 8, 2019

Arrowhead Pharmaceuticals Reports Fiscal 2019 Second Quarter Results

-	Conference Call and Webcast Today at 4:30 p.m. EDT

PASADENA, Calif., May 8, 2019 — Arrowhead Pharmaceuticals Inc. (NASDAQ: ARWR) today announced financial results for its fiscal 2019 second quarter ended March 31, 2019. The company is hosting a conference call at 4:30 p.m. EDT to discuss results.

Conference Call and Webcast Details

Investors may access a live audio webcast on the Company's website at http://ir.arrowheadpharma.com/events.cfm. For analysts that wish to participate in the conference call, please dial 855-215-6159 or 315-625-6887 and provide Conference ID 5049067.

A replay of the webcast will be available on the company’s website approximately two hours after the conclusion of the call and will remain available for 90 days. An audio replay will also be available approximately two hours after the conclusion of the call and will be available for 3 days. To access the audio replay, dial 855-859-2056 or 404-537-3406 and provide Conference ID 5049067.

Selected Fiscal 2019 Second Quarter and Recent Events

•

Began dosing in a Phase 1 single and multiple dose study of ARO-ANG3, a subcutaneously administered RNAi therapeutic targeting angiopoietin like protein 3, being developed as a potential treatment for patients with dyslipidemias and metabolic diseases

•

Began dosing in a Phase 1 single and multiple dose study of ARO-APOC3, a subcutaneously administered RNAi therapeutic targeting apolipoprotein C-III, being developed as a potential treatment for patients with hypertriglyceridemia

•

Received FDA clearance to begin an adaptive design Phase 2/3 trial, now called SEQUOIA, with the potential to serve as a pivotal registrational study of ARO-AAT, Arrowhead’s second generation subcutaneously administered RNAi therapeutic being developed as a treatment for a rare genetic liver disease associated with alpha-1 antitrypsin (AAT) deficiency

•	Presented data on both the AAT and hepatitis B programs at the EASL International Liver Congress™ 2019. Key findings included the following:
o

Sustained RNAi reduction of the mutant Z-AAT protein in PiZ mice, which harbor the human Z-AAT gene and recapitulate many features of human AAT deficiency liver disease, treated for 33 weeks substantially reversed the disease phenotype

o

JNJ-3989, formerly ARO-HBV, rapidly reduced hepatitis B surface antigen (HBsAg) in patients that had 24 weeks or more of HBsAg assay results (n=40) to thresholds possibly associated with improved chances of HBsAg seroclearance in many patients, after only 3 doses

▪	100% of patients (40 of 40) achieved ≥1.0 Log10 IU/mL HBsAg reduction
▪	88% of patients (35 of 40) achieved HBsAg <100 IU/mL
o	JNJ-3989 reduced all measurable viral products, including HBsAg in hepatitis B e-antigen (HBeAg) positive or HBeAg negative patients
o	JNJ-3989 administered subcutaneously was well tolerated at doses up to 400 mg in all chronic hepatitis B patients
•

Expanded the AROHBV1001 Phase 1/2 study to include a new triple combination cohort that includes JNJ-3989 and additional undisclosed agents selected by Arrowhead’s partner, Janssen Pharmaceuticals, Inc.

o	In connection with the start of dosing of this cohort, Arrowhead earned a $25 million milestone payment from Janssen

Selected Fiscal 2019 Second Quarter Financial Results

ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
OPERATING SUMMARY	2019	2018	2019	2018

REVENUE	$48,148,275	$650,125	$82,806,171	$4,159,946
OPERATING EXPENSES
Research and development	20,798,628	12,002,354	38,370,671	24,921,972
General and administrative expenses	5,338,955	3,681,830	11,478,664	8,085,381
TOTAL OPERATING EXPENSES	26,137,583	15,684,184	49,849,335	33,007,353
OPERATING INCOME (LOSS)	22,010,692	(15,034,059)	32,956,836	(28,847,407)
OTHER INCOME/(EXPENSE), PROVISION FOR INCOME TAXES	1,886,290	149,748	2,977,399	764,218
NET INCOME (LOSS)	$23,896,982	$(14,884,311)	$35,934,235	$(28,083,189)

NET INCOME (LOSS) PER SHARE (DILUTED)	$0.24	$(0.18)	$0.37	$(0.35)
WEIGHTED AVERAGE SHARES OUTSTANDING (DILUTED)	98,082,644	84,083,937	97,214,546	79,406,838

FINANCIAL POSITION SUMMARY	March 31,	September 30,
	2019	2018
CASH AND CASH EQUIVALENTS	$161,639,208	$30,133,213
SHORT-TERM INVESTMENTS	56,560,674	46,400,176
LONG-TERM INVESTMENTS	67,536,054	-
TOTAL CASH RESOURCES (CASH AND INVESTMENTS)	285,735,936	76,533,389
OTHER ASSETS	48,204,497	35,076,562
TOTAL ASSETS	333,940,433	111,609,951
TOTAL CURRENT DEFERRED REVENUE	90,889,801	600
TOTAL LONG TERM DEFERRED REVENUE	29,732,938	-
OTHER LIABILITIES	12,677,458	16,368,350
TOTAL LIABILITIES	133,300,197	16,368,950
TOTAL STOCKHOLDERS' EQUITY	200,640,236	95,241,001
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$333,940,433	$111,609,951

SHARES OUTSTANDING	94,665,718	88,502,302

About Arrowhead Pharmaceuticals

Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.

For more information, please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company's email list and receive news directly, please visit http://ir.arrowheadpharma.com/email-alerts.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the safety and efficacy of our product candidates, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the likelihood and timing of the receipt of future milestone and licensing fees, the future success of our scientific studies, our ability to successfully develop and commercialize drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, and the enforcement of our intellectual property rights. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:

Arrowhead Pharmaceuticals, Inc.

Vince Anzalone, CFA

626-304-3400

ir@arrowheadpharma.com

Investors and Media:

LifeSci Advisors, LLC

Brian Ritchie
212-915-2578

britchie@lifesciadvisors.com

www.lifesciadvisors.com

Source: Arrowhead Pharmaceuticals, Inc.

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